Exhibit 99.1

Asensus Surgical, Inc. Reports Operating and Financial Results for the Fourth Quarter 2023 and Full Year 2023

RESEARCH TRIANGLE PARK, N.C.-- March 21, 2024 --(GLOBE NEWSWIRE) Asensus Surgical, Inc. (NYSE American: ASXC), a medical device company that is digitizing the interface between the surgeon and the patient, announced its operating and financial results for the fourth quarter and full year 2023.

Full Year Highlights

●	Completed in vivo evaluation of the LUNA™ Surgical System by nine independent surgeons through thirteen procedures across gynecology, urology, and general surgery

●	Over 3,550 surgical procedures were performed globally using the Senhance Surgical System, representing growth of over 13% compared to 2022

●	In 2023, 8 Senhance Surgical Programs were initiated, which is in line with guidance of 8-10 systems

●	Full year 2023 revenue of $8.6 million

●	The Company had cash, cash equivalents and short-term investments, excluding restricted cash, of approximately $21.1 million at December 31, 2023

Fourth Quarter Highlights

●	Over 835 surgical procedures were performed globally using the Senhance® Surgical System

●	Five Senhance Surgical Programs were initiated, including one in Germany, one in Romania, two in the CIS region and one in Japan

●	Fourth quarter unaudited revenue of $5.4 million

"Reflecting on our progress in 2023, I'm pleased with the solid groundwork we continue to lay for the future,” said Anthony Fernando, Asensus Surgical President and CEO. “As we look at 2024, there's a sense of optimism as we aim to hit significant milestones in the coming quarters. Our main focus right now is on the thorough testing and evaluation phase of the LUNA Surgical System, as we prepare for regulatory submissions. Additionally, I'm particularly excited about the progress we're making in pediatric applications, highlighting our commitment to advancing surgical technology for all patients through the unique features of the Senhance System.”

2024 Milestones

For the full year 2024, the Company expects:

●	To initiate 8 - 10 new Senhance programs.
●	Procedure volume growth of 15% to 20% over 2023.
●	Freezing the system's design for the LUNA Surgical System
●	Verification and validation testing, and pilot manufacturing for the LUNA Surgical System

Market Development

2023 Senhance Program Initiations

During the fourth quarter of 2023, the Company initiated five new Senhance Surgical System placements, one in Germany, one in Romania, two in the CIS region and one in Japan at Nagoya University Hospital.

In 2023, the Company initiated eight new Senhance Surgical System placements: one in the United States, one in Germany, three in Japan, one in Romania, and two in the CIS region.

Procedure Volumes

In 2023, surgeons performed over 3,550 procedures utilizing the Senhance System, representing a 13% increase over the previous year. These procedures included general surgery, gynecology, urology, colorectal, pediatric, and bariatric surgical cases.

Pediatric Update

In 2023, the Company made notable progress in improving pediatric care. A key milestone was the FDA's clearance for use of the Senhance System in pediatric cases, marking it as the first approved digital laparoscopic surgery solution for pediatric patients in the U.S. This clearance, alongside existing approvals in the EU and Japan, highlights the Senhance System's unique features, including 3mm instrumentation, a 5mm camera scope, haptic feedback, and advanced clinical intelligence from the Intelligent Surgical Unit™(ISU™). These features work together to contribute to a less invasive approach in pediatric robotic surgery. In addition to regulatory milestones, the Company has introduced four Senhance System programs dedicated to pediatric departments in the U.S. and internationally.

Clinical Registry (TRUST)

The Company continues to leverage its growing body of real-world clinical data through the utilization of its TRUST™ clinical registry. The Company believes TRUST is the largest multi-specialty robotic-assisted laparoscopic registry in the industry, with approximately 3,200 patients enrolled to date, a 45% increase from 2022.

Clinical Validation

During the year, there were nine peer-reviewed clinical papers published providing further support for the clinical utility of the Senhance System across a variety of surgical specialties. These papers, along with a library of similar papers, can be found on the Company’s website: https://www.asensus.com/resources/clinical-publications.

LUNA™ Surgical Robotic System

LUNA Development

The LUNA Surgical System's development is in progress and is now in the testing and evaluation phase before regulatory submissions. In December 2023, the Company hosted a Surgeon Lab in Research Triangle Park, North Carolina, to conduct an in vivo evaluation of LUNA’s hardware, software, and instruments in porcine models. The lab allowed nine participating surgeons to evaluate the LUNA system's functionality through thirteen procedures across gynecology, urology, and general surgery. For a closer look at the Surgeon Lab and insights from the participating surgeons, a video is available at https://ir.asensus.com/events-and-presentations. The video provides an overview of the LUNA system's features, demonstrating its range of motion, instrument strength, and ergonomic benefits.

Future milestones include freezing the system's design in the second half of 2024, followed by verification and validation testing, and pilot manufacturing. The Company is confident in the regulatory pathway for the LUNA System. Ongoing communication with the FDA, along with strong in-house regulatory expertise and past successful submissions for the Senhance System, lead the Company to anticipate using a traditional 510(k) submission pathway in the U.S., rather than the more complex de novo pathway. This streamlined approach is expected to apply globally, offering a quicker market entry compared to new entrants. LUNA is currently under development and has not been submitted to, or cleared by, the U.S. FDA or other global regulators, and is not available for sale in any market.

Agreement with Flex for LUNA Surgical System Design and Advanced Manufacturing Services

In November, the Company announced an agreement with Flex for design and manufacturing support for the LUNA Surgical System. This collaboration aims to facilitate the efficient market entry of LUNA by leveraging Flex's expertise in electromechanical systems. The agreement underscores a joint commitment to advancing surgical technology for improved patient care.

Fourth Quarter Financial Results (unaudited)

For the three months ended December 31, 2023, the Company reported revenue of $5.4 million, as compared to revenue of $2.5 million in the three months ended December 31, 2022. Revenue in the fourth quarter of 2023 included $3.6 million in system revenue, $1.0 million in instruments and accessories, $0.5 million in lease revenue, and $0.3 million in services.

For the three months ended December 31, 2023, total operating expenses were $17.2 million, as compared to $18.3 million, in the three months ended December 31, 2022.

For the three months ended December 31, 2023, net loss was $17.2 million, or $0.07 per share, as compared to a net loss of $17.9 million, or $0.08 per share, in the three months ended December 31, 2022.

Adjusted net loss is a non-GAAP financial measure. See the reconciliation of GAAP to Non-GAAP Measures below. For the three months ended December 31, 2023, the adjusted net loss was $17.5 million, or $0.07 per share, as compared to the adjusted net loss of $16.7 million, or $0.07 per share in the three months ended December 31, 2022, after adjusting for the following non-cash charges: amortization of intangible assets, change in fair value of contingent consideration, property and equipment impairment, and change in fair value of warrant liabilities.

Balance Sheet Updates

The Company had cash and cash equivalents and short-term investments, excluding restricted cash, of approximately $21.1 million as of December 31, 2023.

Based on the recent financing and our current operating plan, the Company anticipates that available cash will now sustain operations until early June 2024.

The Company intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 on or about March 21, 2024, with the Securities and Exchange Commission. The Company expects that the audited financial statements that will be included in the filing will contain statements regarding management’s assessment of the Company’s ability to continue as a going concern, and a going concern qualification in the audit opinion from its independent registered public accounting firm. This announcement is made pursuant to NYSE American Company Guide Sections 401(h) and 610(b), which require public announcement of the receipt of an audit opinion containing a going concern paragraph.

Conference Call

To listen to the conference call on your telephone, please dial 1-888-886-7786 for domestic callers and 1-416-764-8658 for international callers, approximately ten minutes prior to the start time. To access the live audio webcast or archived recording, use the following link https://ir.asensus.com/events-and-presentations. The replay will be available on the Company’s website.

About Asensus Surgical, Inc.

Asensus Surgical is revolutionizing surgery with the first intra-operative Augmented Intelligence technology approved for use in operating rooms around the world. Recognized as an award-winning leader in digital technology, Asensus is committed to making surgery more accessible and predictable while delivering consistently superior outcomes. The Company’s novel approach to digitizing laparoscopy has led to system placements globally. Led by engineers, medical professionals, and industry luminaries, Asensus is powered by human ingenuity and driven by collaboration. To learn more about the Senhance® Surgical System and the new LUNA™ System in development, visit www.asensus.com.

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Forward-Looking Statements

This press release includes statements relating to Asensus Surgical, our 2024 fourth quarter results, and our plans for the remainder of 2024. These statements and other statements regarding our future plans and goals constitute "forward looking statements'' within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations and include whether, based on our current cash and current operating plan, we will have sufficient available cash to sustain operations until early June 2024 and whether we will be able to successfully complete financing sufficient to sustain our operations after that time, whether we will be able to achieve wider adoption of the Senhance System and optimizing its utilization, whether we will initiate 8-10 new Senhance programs during 2024, whether our LUNA System development efforts, including the design freeze, verification and validation testing, and pilot manufacturing, will continue on the anticipated timeline, whether our regulatory submissions for the LUNA System will be successful on the timeline, and in the regulatory pathway, we expect, and whether Senhance System procedure growth will increase 15%-20% over 2023 procedures. For a discussion of the risks and uncertainties associated with the Company’s business, please review our filings with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the origination date of this press release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Asensus Surgical, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue:
Product	$4,627	$1,762	$5,519	$4,327
Service	273	306	1,052	1,373
Lease	531	396	2,006	1,387
Total revenue	5,431	2,464	8,577	7,087

Cost of revenue:
Product	2,858	987	6,866	5,303
Service	444	668	2,293	2,174
Lease	963	643	3,996	3,395
Total cost of revenue	4,265	2,298	13,155	10,872
Gross profit (loss)	1,166	166	(4,578)	(3,785)

Operating expenses:
Research and development	8,614	8,520	37,023	28,942
Sales and marketing	3,781	3,820	16,921	14,756
General and administrative	3,992	4,794	19,155	20,172
Amortization of intangible assets	113	107	453	7,708
Change in fair value of contingent consideration	290	53	964	(1,115)
Property and equipment impairment	374	999	374	1,431
Total operating expenses	17,164	18,293	74,890	71,894
Operating loss	(15,998)	(18,127)	(79,468)	(75,679)

Other (expense) income, net:
Change in fair value of warrant liabilities	(1,046)	—	1,232	—
Interest income	276	365	1,553	1,141
Interest expense	—	—	—	(410)
Other expense, net	(289)	(34)	(1,436)	(295)
Total other (expense) income, net	(1,059)	331	1,349	436

Loss before income taxes	(17,057)	(17,796)	(78,119)	(75,243)
Income tax expense	(178)	(94)	(314)	(318)
Net loss	(17,235)	(17,890)	(78,433)	(75,561)

Net loss per common share attributable to common stockholders – basic and diluted	$(0.07)	$(0.08)	$(0.31)	$(0.32)

Weighted average number of shares used in computing net loss per common share – basic and diluted	264,348	236,843	249,685	236,492

Comprehensive loss: Net loss	(17,235)	(17,890)	(78,433)	(75,561)
Foreign currency translation gain (loss)	1,196	2,151	1,280	(1,867)
Unrealized gain (loss) on available-for-sale investments	23	353	496	(257)
Comprehensive loss	$(16,016)	$(15,386)	$(76,657)	$(77,685)

Asensus Surgical, Inc.

Consolidated Balance Sheets

(in thousands, except share amounts)

(Unaudited)

	December 31,	December 31,
	2023	2022

Assets
Current Assets:
Cash and cash equivalents	$17,096	$6,329
Short-term investments, available-for-sale	3,971	64,195
Accounts receivable, net	3,508	2,256
Inventory, net	7,172	8,284
Prepaid expenses	3,143	3,584
Employee retention tax credit receivable	—	554
Other current assets	1,496	1,671
Total Current Assets	36,386	86,873

Restricted cash	1,642	1,141
Long-term investments, available-for-sale	—	3,865
Inventory, net of current portion	4,043	5,469
Property and equipment, net	8,959	9,542
Intellectual property, net	1,237	1,576
Deferred tax assets, net	44	174
Operating lease right-of-use assets, net	5,165	4,950
Other long-term assets	1,610	2,463
Total Assets	$59,086	$116,053
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,145	$3,348
Accrued employee compensation and benefits	5,390	4,508
Accrued expenses and other current liabilities	1,636	1,293
Operating lease liabilities, current	1,036	800
Deferred revenue	421	465
Total Current Liabilities	12,628	10,414
Long-Term Liabilities:
Deferred revenue – less current portion	290	—
Contingent consideration	2,220	1,256
Warrant liabilities	5,888	—
Noncurrent operating lease liabilities	4,646	4,738
Total Liabilities	25,672	16,408
Commitments and Contingencies
Stockholders’ Equity
Common stock $0.001 par value, 750,000,000 shares authorized at December 31, 2023 and December 31, 2022; 264,921,526 and 236,895,440 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	265	237
Preferred stock, $0.01 par value, 25,000,000 shares authorized, no shares issued and outstanding at December 31, 2023 and December 31, 2022	—	—
Additional paid-in capital	973,129	962,731
Accumulated deficit	(939,368)	(860,935)
Accumulated other comprehensive loss	(612)	(2,388)
Total Stockholders’ Equity	33,414	99,645
Total Liabilities and Stockholders’ Equity	$59,086	$116,053

Asensus Surgical, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Years Ended
	December 31,
	2023	2022
Operating Activities:
Net loss	$(78,433)	$(75,561)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation	3,276	3,368
Amortization of intangible assets	453	7,708
(Accretion) amortization of discounts and premiums on investments, net	(482)	565
Stock-based compensation	7,918	8,416
Deferred tax expense	132	318
Change in inventory reserves	324	620
Bad debt expense	—	9
Property and equipment impairment	374	1,431
Loss on disposal of property and equipment	—	122
Change in fair value of warrant liabilities	(1,232)	—
Change in fair value of contingent consideration	964	(1,115)
Changes in operating assets and liabilities:
Accounts receivable	(1,178)	(1,528)
Inventory	129	(2,302)
Operating lease right-of-use assets	(206)	232
Prepaid expenses	424	(450)
Employee retention tax credit receivable	554	757
Other current and long-term assets	1,173	(2,101)
Accounts payable	574	35
Accrued employee compensation and benefits	881	4,523
Accrued expenses and other current liabilities	365	(3,955)
Deferred revenue	233	(55)
Operating lease liabilities	130	26
Net cash and cash equivalents used in operating activities	(63,627)	(58,937)

Investing Activities:
Purchase of available-for-sale investments	(12,268)	(33,886)
Proceeds from maturities of available-for-sale investments	77,335	82,702
Purchase of property and equipment	(561)	(1,279)
Net cash and cash equivalents provided by investing activities	64,506	47,537

Financing Activities	10,118	—
Proceeds from issuance of common stock and warrants, net of issuance costs
Taxes paid related to net share settlement of vesting of restricted stock units	(497)	(350)
Proceeds from exercise of stock options	5	18
Net cash and cash equivalents provided by (used in) financing activities	9,626	(332)

Effect of exchange rate changes on cash and cash equivalents	763	(81)
Net increase (decrease) in cash, cash equivalents and restricted cash	11,268	(11,813)
Cash, cash equivalents and restricted cash, beginning of period	7,470	19,283
Cash, cash equivalents and restricted cash, end of period	$18,738	$7,470

Supplemental Disclosure for Cash Flow Information:
Cash paid for leases	$1,475	$984
Cash paid for taxes	$352	$165

Supplemental Schedule of Non-cash Investing and Financing Activities:
Transfer of inventories to property and equipment	$2,941	$2,693
Lease liabilities arising from obtaining right-of-use assets	$1,143	$577

Asensus Surgical, Inc.

Reconciliation of Non-GAAP Measures

Adjusted Net Loss and Adjusted Net Loss per Share

(in thousands except per share amounts)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022

Net loss attributable to common stockholders (GAAP)	$(17,235)	$(17,890)	$(78,433)	$(75,561)

Adjustments
Amortization of intangible assets (a)	113	107	453	7,708
Change in fair value of contingent consideration (b)	290	53	964	(1,115)
Impairment of property and equipment (c)	374	999	374	1,431
Change in fair value of warrant liabilities (d)	(1,046)	—	1,232	—

Adjusted net loss attributable to common stockholders (Non-GAAP)	$(17,504)	$(16,731)	$(75,410)	$(67,537)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss per share attributable to common stockholders (GAAP)	$(0.07)	$(0.08)	$(0.31)	$(0.32)

Adjustments
Amortization of intangible assets (a)	—	—	—	0.03
Change in fair value of contingent consideration (b)	—	—	—	(0.01)
Impairment of property and equipment (c)	—	0.01	—	0.01
Change in fair value of warrant liabilities (d)	—	—	0.01	—

Adjusted net loss per share attributable to common stockholders (Non-GAAP)	$(0.07)	$(0.07)	$(0.30)	$(0.29)

The non-GAAP financial measures for the three months and years ended December 31, 2023 and 2022, provide management with additional insight into the Company’s results of operations from period to period without non-cash charges and are calculated using the following adjustments:

a)   Intangible assets that are amortized consist of developed technology and purchased patent rights recorded at cost and amortized over 7 to 10 years.

b)   Contingent consideration in connection with the acquisition of the Senhance System in 2015 is recorded as a liability and is the estimate of the fair value of potential milestone payments related to business acquisitions. Contingent consideration is measured at fair value using a Monte-Carlo simulation utilizing significant unobservable inputs including the probability of achieving each of the potential milestones, revenue volatility, EURO to USD exchange rate, and an estimated discount rate associated with the risks of the expected cash flows attributable to the various milestones. Significant increases or decreases in any of the probabilities of success or changes in expected timelines for achievement of any of these milestones would result in a significantly higher or lower fair value of these milestones, respectively, and commensurate changes to the associated liability. The contingent consideration is revalued at each reporting period and changes in fair value are recognized in the consolidated statements of operations and comprehensive loss.

c)   Property and equipment impairment associated with Senhance Systems under operating leases that are not expected to generate future cash flows sufficient to recover their net book value.

d)  During 2023, the Company recorded warrant liabilities related to common stock warrants issued in the registered direct offering in July 2023.

Warrant liabilities were recorded at their initial estimated fair value. Adjustments associated with changes in fair value of the warrant liabilities are included in the Company’s consolidated statements of operations and comprehensive loss.

INVESTOR CONTACT:

Mark Klausner or Mike Vallie

ICR Westwicke

invest@asensus.com

443-213-0499

MEDIA CONTACT:

Dan Ventresca

Matter Communications

AsensusPR@matternow.com

617-874-5488